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                                                                       EXHIBIT 8


                                                                   April 4, 1997


Firstar Corporation
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53201


                 Re:      Firstar Corporation
                          Firstar Capital Trust I
                          Registration Statement on Form S-4
                          File Nos. 333-232777 and 333-23277-01



Dear Sirs:

         We have acted as special tax counsel for Firstar Corporation (the "Corporation") and Firstar Capital Trust I (the "Trust") in connection with the offer to exchange up to U.S. $150,000,000 of the Trust's 8.32% Series B Capital Securities which have been registered under the Securities Act of 1933, as amended, for a like Liquidation Amount of the Trust's outstanding 8.32% Series A Capital Securities. In rendering our opinion, we have examined the Amended and Restated Trust Agreement dated as of December 23, 1996 (the "Trust Agreement") and have assumed that the Issuer Trustees will conduct the affairs of the Trust in accordance with the Trust Agreement. We hereby confirm the opinions described under the caption "Certain United States Federal Income Tax Consequences" in the prospectus (the "Prospectus") that is part of the Registration Statement on Form S-4 filed by the Corporation and the Trust with the Securities and Exchange Commission on March 10, 1997. Capitalized terms used herein but not defined have the meanings as provided in the Prospectus.

         We hereby consent to the use of our name under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.
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                                                            Very truly yours,

                                                            /s/ Brown & Wood LLP

                                                            BROWN & WOOD LLP

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